UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

   FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 8, 2018

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2018, Wynn Resorts, Limited (the "Company") announced that it has entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") by and between the Company, Stephen A. Wynn, Linda Chen, Russell Goldsmith, Ray R. Irani, Robert J. Miller, John A. Moran, Marc D. Schorr, Alvin V. Shoemaker, D. Boone Wayson, Allan Zeman, and Kimmarie Sinatra (collectively, the "Wynn Parties"), and Universal Entertainment Corp. and Aruze USA, Inc. ("Aruze" and, collectively with Universal Entertainment Corp., the "Universal Parties"). The Settlement Agreement resolves legal proceedings pending in the Eighth Judicial District Court in Clark County, Nevada (the "Nevada Litigation") as well as other claims.

Pursuant to the Settlement Agreement, the Company agreed to pay on or before March 31, 2018 the principal amount of the $1,936,442,631.36 promissory note issued in connection with the redemption of all shares of the Company’s stock held by Aruze as of February 18, 2012 (the “Redemption Note”). The Company also agreed to pay an additional $463,557,368.64 with respect to the Universal Parties’ claims related to the allegedly below-market interest rate of the Redemption Note and agreed to release to Aruze $232,373,115.78 in accrued interest currently held in escrow.

Under the Settlement Agreement, the Wynn Parties unconditionally release all claims currently pending against the Universal Parties in the Nevada Litigation and release the Universal Parties from any other claims which could have been asserted in the Nevada Litigation, claims which relate to or arise out of the Nevada Litigation, or claims which relate to or arise out of any other litigation or claims in any other jurisdiction. As well, under the Settlement Agreement, the Universal Parties unconditionally release all claims currently pending against the Wynn Parties in the Nevada Litigation and release the Wynn Parties from any other claims which could have been asserted in the Nevada Litigation, claims which relate to or arise out of the Nevada Litigation, or claims which relate to or arise out of any other litigation or claims in any other jurisdiction. As a result, the Universal Parties will not claim that Aruze remains a party to the Amended and Restated Stockholders Agreement among Aruze, Stephen A. Wynn, and Elaine P. Wynn, dated January 6, 2010. The Universal Parties further released any claims against the Wynn Parties and their affiliates in any other jurisdiction, including but not limited to the proceeding pending in Macau against Wynn Resorts (Macau) S.A. and certain related individuals (the "Macau Litigation").

As a result of the Settlement Agreement, the parties to the agreement will dismiss all litigation between the Universal Parties and the Company and its then-directors and executives with respect to the redemption, including the Nevada Litigation and the Macau Litigation, but the Settlement Agreement does not release claims against any parties to such litigation who are not parties to the Settlement Agreement, including but not limited to Kazuo Okada and Elaine P. Wynn.

The foregoing summary of the Settlement Agreement is qualified by reference to the Settlement Agreement, which is filed herewith as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the matters described in Item 1.01 of this report is attached hereto and furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Settlement Agreement and Mutual Release, by and between Wynn Resorts, Limited, Stephen A. Wynn, Linda Chen, Russell Goldsmith, Ray R. Irani, Robert J. Miller, John A. Moran, Marc D. Schorr, Alvin V. Shoemaker, D. Boone Wayson, Allan Zeman, Kimmarie Sinatra, Universal Entertainment Corp., and Aruze USA, Inc.

99.1	Press release, dated March 8, 2018, of Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: March 8, 2018	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel